Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Magna Group of Companies Retirement Savings Plan

Aurora, Ontario, Canada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128257) of our report dated June 28, 2010, relating to the financial statements and supplemental schedules of The Magna Group of Companies Retirement Savings Plan which appear in this Form 11-K.

/s/ “BDO SEIDMAN, LLP”

Grand Rapids, Michigan

June 28, 2010